Exhibit 99.1

JMP GROUP ANNOUNCES SALE OF MAJORITY INTEREST IN JMP CREDIT ADVISORS

SAN FRANCISCO, Mar. 20, 2019 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that it has sold a 50.1% equity interest in JMP Credit Advisors LLC (“JMPCA”) to Medalist Partners LP, an alternative asset management firm specializing in structured credit and asset-backed lending, and a 4.9% interest to management employees of JMPCA. A wholly-owned subsidiary of JMP Group will retain a 45.0% interest in JMPCA.

As a result of the transaction, JMPCA has been renamed Medalist Partners Corporate Finance LLC. Based outside of Atlanta, Medalist Partners Corporate Finance is a registered investment advisor under the Investment Advisers Act of 1940 and is an asset manager that invests in senior secured debt through collateralized loan obligations, or CLOs. As of December 31, 2018, it managed three CLOs with combined assets of $1.2 billion.

“We are enthusiastic about the opportunity to work with Medalist Partners,” said JMP Group Chairman and Chief Executive Officer Joe Jolson. “This transaction achieves two important objectives for JMP Group. First, we have attracted significant third-party capital to our successful corporate credit business, reducing JMP Credit Advisors’ reliance on JMP Group for capital and leaving us with a significant investment in a highly scalable asset management platform with the prospect of rapid AUM growth. Second, we have delivered on our promise to shareholders to meaningfully simplify our corporate structure. We expect that the sale of a majority interest in JMP Credit Advisors will enable us to deconsolidate our CLOs from our financial statements, potentially smoothing our operating earnings from quarter to quarter due to the absence of irregular credit costs and shrinking our year-end balance sheet from $1.4 billion, with $1.2 billion of debt, to just over $230 million, with approximately $84 million of long-term debt and approximately $86 million of tangible equity.”

In connection with the sale, Medalist Partners has committed to provide additional capital to fund a preexisting long-term warehouse credit facility with BNP Paribas that will continue to be used to finance the acquisition of a portfolio of broadly syndicated corporate loans. Medalist Partners Corporate Finance, previously JMPCA, acts as collateral manager for the loans acquired through the warehouse credit facility, which was announced by JMP Group in a Form 8-K filed on October 12, 2018.

JMP Securities LLC acted as exclusive financial advisor to JMP Group in connection with the transaction, and Dechert LLP served as legal advisor.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on March 28, 2018, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2017, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

Investor Relations Contact	Media Relations Contacts
JMP Group LLC	Dukas Linden Public Relations, Inc.

Andrew Palmer	Zach Leibowitz
(415) 835-8978	(646) 722-6528
apalmer@jmpg.com	zach@dlpr.com

Alyssa Noud
(646) 722-6525
alyssa@dlpr.com